EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT ("Agreement") is made and effective as of September 15, 1999 between RAD SOURCE TECHNOLOGIES, INC. a Florida corporation (the "Corporation"), and RANDOL E. KRIK, individual ("Employee").

         WHEREAS, Corporation has been organized to engage in the research, development, manufacture and marketing of irradiation and sterilization devices; and

         WHEREAS, Employee has experience in the research, development, manufacture and marketing of irradiation and sterilization devices; and

         WHEREAS, the Corporation desires to retain the services of the Employee.

         THEREFORE, in consideration of the premises and covenants herein set forth, it is agreed as follows:

         1. Employment : Corporation hereby employs Employee and Employee accepts such employment on the terms and conditions set forth herein. This agreement replaces and supersedes all prior agreements and understandings between the parties.

                  1.1 Employee covenants to perform in good faith his employment duties as outlined herein, devoting his full productive time, energies and abilities to the proper and efficient conduct of the business of the Corporation and its subsidiaries and affiliates and for their exclusive benefit.

                  1.2 Employee shall not, without the prior written consent of the Corporation, directly or indirectly, during the tern of this Agreement: (i) render services of business, professional or commercial nature to any other person or entity, whether for compensation or otherwise, similar or relating to the business of the Corporation or its subsidiaries and affiliates, or (ii) engage in any activity competitive with or adverse to the Corporation's business or welfare, whether a lone, as a partner or member, or as an officer, director, employee or 5% or greater shareholder of a corporation.

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         2. Term of Employment. Subject to the provisions set forth herein, the term of Employee's employment hereunder shall continue for one (1) year from the date of execution of the agreement.

         3. Duties. Employee shall be employed in management, product research and development and such other activities within his field of expertise on behalf of the Corporation and its subsidiaries and affiliates as requested. As the Corporation develops, employment duties may change but shall always be commensurate with his experience and expertise.

         4. Compensation. For all services he may render to the Corporation during the term of this Agreement, including services as officer, director or member of any committee of the Board of Directors of the Corporation and its subsidiaries and affiliates, Employee shall receive the following compensation:

                  4.1 Employee shall receive a base salary at the rate of:
$120,000 per year September 15, 1999 to September 14, 2,000 $140,000 per year September 15, 2,000 to September 14, 2,001 $150,000 per year September 15, 2001 to September 14, 2,002

         4.2 Purchase of Stock. During calendar year 1999 the Corporation shall grant the Employee an option to purchase up to 100,000 shares of Corporation's common stock at $.20 per share. Such option shall be exercisable for 3 years from the date of this agreement. In addition, employee shall be granted 400,000 shares of restricted Common Stock of the Company upon execution of this agreement.

         5. Benefits. During the term of this Agreement, Employee shall be entitled to the following executive benefits:

                  5.1 During the period of his employment, Employee shall be reimbursed for reasonable traveling and other business expenses reasonably incurred in connection with the performance of his duties hereunder, subject to approval and verification as required in order for the Corporation to comply with applicable laws, regulations and accounting practices.


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                  5.2 Employee shall be entitled to all other benefits of
employment generally available to members of management of the Corporation.

         6. Termination. The employment of Employee may be terminated at any time by: Mutual agreement; or

                  (ii) Action of the Board of Directors, on thirty days' prior written notice in the event of illness or disability of Employee resulting in failure to discharge his duties under this Agreement for ninety or more consecutive days or for a total of one hundred eighty or more days in a period of twelve consecutive months; or
                 (iii) Action of the Board of Directors, if it shall be established that Employee is in material default in the performance of his obligations, services or duties hereunder (other than for illness or incapacity) or has materially breached any provision of this Agreement and such default or breach has continued for twenty (20) days after written notice of such non-performance or breach, or has committed any act of embezzlement or other dishonest conduct.

         7. Insurance. Employee agrees that the Corporation may procure insurance on his life, in such amounts as the Corporation may in its discretion determine, and with the Company or any of its subsidiaries or affiliates named as the beneficiary under such policy or policies. Employee agrees that upon request from the Corporation he will submit to a physical examination and will execute such application or other documents as may be required for the procurement of such insurance.

         8. Trade Secrets. Employee agrees to execute the Corporation's Employee Agreement-Trade Secrets and Patents annexed hereto, which agreement is hereby incorporated herein and made a part hereof.

         9. Non-disclosure. During the term of his employment and for two (2) years after its termination, Employee will not, directly or indirectly, disclose the names of the Corporation's customers, prospects or sales representatives to cease doing business with the Company or its subsidiaries or affiliates.

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         Employee shall communicate and make known to the Corporation all knowledge possessed by him which he may legally impart relating to any methods, developments, designs, processes, programs, services, and ideas which concern in any way the business or prospects of the Corporation and its subsidiaries and affiliates from the time of entering his employment until ther termination thereof.

         10. Conflict of Interest. Employee agrees that during the term of his employment and any extensions thereof, he will comply with the policy of the Corporation with respect to the Corporation entering into, directly or indirectly, any transactions with any business organization or other entity in which he or any member of his family has a direct or indirect interest.

         11. Miscellaneous.

                  11.1 The failure of either party to enforce any provision of this Agreement shall not be construed as a waiver of any such provision, nor prevent such party thereafter from enforcing such provision or any other provision of this Agreement. The rights granted both parties herein are cumulative and the election of one shall not constitute a waiver of such party's right to assert all other legal remedies available under the circumstances.

                  11.2 Any notice to be given to the Corporation under the terms of this Agreement shall be addressed to the Corporation, at the address of its principal place of business, and any notice be given to Employee shall be addressed to him at his home address last shown on the records of the Corporation, or such other address as either party may hereafter designate in writing to the other. Any notice shall be deemed duly given when mailed by registered or certified mail, postage prepaid, as provided herein.

                  11.3 The provisions of the Agreement are severable, and if any provision of this Agreement shall be held to be invalid or otherwise unenforceable, in whole or in part, the remainder of the provisions, or enforceable parts thereof, shall not be affected thereby.


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                  11.4 The rights and obligations of the Corporation under this
Agreement shall inure to the benefit hereto, oral or written, and may not be modified or terminated orally. No modification, termination or attempted waiver shall be valid unless in writing, signed by the party against whom such modification, termination or waiver is sought to be enforced.

         12. The Company shall indemnify Mr.Kirk and hold him harmless for all acts or decisions made by him in good faith while performing services for the Company. The Company shall obtain coverage for him upon the commencement of his employment under an insurance policy for the term of this Employment Agreement covering all Officers and Directors of the Company against lawsuits. The Company shall pay all expenses including attorney's fees, actually and necessarily incurred by Mr. Kirk in connection with the defense of such act, suit or proceeding, and in connection with any related appeal, including the cost of court settlements.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                                RAD SOURCE TECHNOLOGIES, INC.



                                                By: /s/ RANDOL E. KIRK
                                                ----------------------
                                                   President


                                                /s/ RANDOL E. KIRK
                                                ------------------
                                                RANDOL E. KIRK

September 15, 1999




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